UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.               )

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

METRO BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

Financial Edge Fund, L.P.
Financial Edge-Strategic Fund, L.P.
PL Capital Focused Fund, L.P.
PL Capital, LLC
PL Capital Advisors, LLC
Goodbody/PL Capital, L.P.
Goodbody/PL Capital, LLC
John W. Palmer
Richard Lashley

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by PL Capital Group

The PL Capital Group (as defined herein) recently issued a press release.  A copy of the press release is attached hereto.  The press release is being filed herewith under Rule 14a-12 of the Securities Exchange Act of 1934, as amended.

Important Information

This filing is not a solicitation of a proxy from any security holder of Metro Bancorp, Inc. (the “Company”).  PL Capital, LLC managing member John Palmer has nominated Richard J. Lashley and William A. Houlihan as nominees to the Company’s board of directors and the PL Capital Group intends to solicit votes for the election of Messers. Lashley and Houlihan to the board.  The PL Capital Group (whose members are identified below) will send a definitive proxy statement, WHITE proxy card and related proxy materials to shareholders of the Company seeking their support for Messrs. Lashley and Houlihan at the Company’s 2015 Annual Meeting of Shareholders.  Shareholders are urged to read the definitive proxy statement and WHITE proxy card when they become available, because they will contain important information about the PL Capital Group, Messrs. Lashley and Houlihan, the Company and related matters.  Shareholders may obtain a free copy of the definitive proxy statement and WHITE proxy card (when available) and other documents filed by the PL Capital Group with the Securities and Exchange Commission (“SEC”) at the SEC’s web site at www.sec.gov.  The definitive proxy statement (when available) and other related SEC documents filed by the PL Capital Group with the SEC may also be obtained free of charge from the PL Capital Group.

Participants in the Solicitation

The PL Capital Group currently consists of the following: PL Capital, LLC; Goodbody/PL Capital, LLC; Financial Edge Fund, L.P.; Financial Edge-Strategic Fund, L.P.; PL Capital/Focused Fund, L.P.; Goodbody/PL Capital, L.P.; PL Capital Advisors, LLC; Richard J. Lashley; and John W. Palmer.  All of the above, along with Mr. Houlihan, will be participants in the solicitation from the Company’s shareholders of proxies in favor of the election of Messrs. Lashley and Houlihan to the board of directors of Metro Bancorp at the 2015 Annual Meeting.  Such participants may have interests in the solicitation, including as a result of holding shares of the Company’s common stock.  Information regarding the participants and their interests may be found in the Notice of Intent to Nominate Director and Submit Nominee for Election Mr. Palmer sent to the Company on January 8, 2015, which was filed with the SEC on that same day and is incorporated by reference herein.

PL Capital Responds to Metro Bancorp’s Attempts at Entrenchment

February 18, 2015—Naperville, IL—On February 17, 2015 Metro Bancorp, Inc. (“Metro”) issued a press release outlining their board of directors’ adoption of a poison pill, without shareholder approval.  It is clear that the adoption of the poison pill further entrenches Metro’s board and management team, in the face of the PL Capital Group’s previously announced intention to seek two board seats at the upcoming 2015 annual meeting.

“We are disappointed that the board and management team are wasting shareholders’ money on legal fees, rather than focusing on improving the Company.  A poison pill of this type is unusual and unnecessary in a regulated industry such as banking,” noted PL Capital principal John Palmer.

“I am not sure why Metro appears to be panicking at the prospect of having two new very knowledgeable and independent board members that will only be two of eleven directors.  Rather than adopting entrenchment policies, Metro should be working to ensure that the election process provides shareholders with the right to choose who will best represent them in the boardroom,” added PL Capital principal Richard Lashley.

PL Capital, an investment firm specializing in community banks and thrifts, is among the largest shareholders of Metro Bancorp.  PL Capital currently owns 8.8% of Metro Bancorp.  The PL Capital Group has nominated Richard Lashley and William Houlihan for election to the board of directors of Metro at the upcoming 2015 annual meeting.

Contact:	Richard Lashley, Principal PL Capital, LLC 973-539-5400 RLashley@plcapitalllc.com	John Palmer, Principal PL Capital, LLC 630-848-1340 JPalmer@plcapitalllc.com

Important Information

PL Capital, LLC managing member John Palmer has nominated Richard J. Lashley and William A. Houlihan as nominees to the board of directors of Metro Bancorp, Inc. (the “Company”), and the PL Capital Group (whose members are identified below) intends to solicit votes for the election of Messers. Lashley and Houlihan to the board. The PL Capital Group will send a definitive proxy statement, WHITE proxy card and related proxy materials to shareholders of the Company seeking their support for Messrs. Lashley and Houlihan at the Company’s 2015 Annual Meeting of Shareholders. Shareholders are urged to read the definitive proxy statement and WHITE proxy card when they become available, because they will contain important information about the PL Capital Group, Messrs. Lashley and Houlihan, the Company and related matters. Shareholders may obtain a free copy of the definitive proxy statement and WHITE proxy card (when available) and other documents filed by the PL Capital Group with the Securities and Exchange Commission (“SEC”) at the SEC’s web site at www.sec.gov. The definitive proxy statement (when available) and other related SEC documents filed by the PL Capital Group with the SEC may also be obtained free of charge from the PL Capital Group.

Participants in the Solicitation

The PL Capital Group currently consists of the following: PL Capital, LLC; Goodbody/PL Capital, LLC; Financial Edge Fund, L.P.; Financial Edge-Strategic Fund, L.P.; PL Capital/Focused Fund, L.P.; Goodbody/PL Capital, L.P.; PL Capital Advisors, LLC; Richard J. Lashley; and John W. Palmer.  All of the above, along with Mr. Houlihan, will be participants in the solicitation from the Company’s shareholders of proxies in favor of the election of Messrs. Lashley and Houlihan to the board of directors of Metro Bancorp at the 2015 Annual Meeting. Such participants may have interests in the solicitation, including as a result of holding shares of the Company’s common stock.  Information regarding the participants and their interests may be found in the Notice of Intent to Nominate Director and Submit Nominee for Election Mr. Palmer sent to the Company on January 8, 2015, which was filed with the SEC on January 8, 2015 and is incorporated by reference herein.